Exhibit 99.2

Portfolio Snapshot
Data as of August 26, 2022

Total Enterprise Value	$4.7 billion
Properties	80
Portfolio Size (Square Feet)	21.6 million
Office / Industrial[1]	77%/23%
Annualized Base Rents	$248.5 million
Portfolio Economic Occupancy[2]	95.2%
Weighted Average Remaining Lease Term (WALT)[1]	7.1 years
IG Tenants %[3]	63.7%
Weighted Average Credit Rating[4]	BBB
Average Annual Rent Escalations[5]	2.0%
Consecutive Monthly Distributions Paid To Investors	160
S&P 500 Members in Our Portfolio	32
Consolidated Debt, Less Cash and Cash Equivalents, to Total Real Estate[9]	34.2%

Investment Grade Rating[3]	% of ABR
Tenant	33.7%
Guarantor	12.1
Tenant/Guarantor	45.8
Parent	17.9
Total Investment Grade	63.7%
Top Tenants	Rating[6]	% of ABR[1]	WALT
Amazon.com, Inc.	AA	6.6%	9.4
Keurig Dr. Pepper, Inc.	BBB	4.6%	7.2
Wood Group USA, Inc.	HY5[7]	4.1%	3.3
Southern Company Services, Inc.	BBB+	3.7%	21.6
LPL Holdings, Inc.	BB+	3.4%	14.2
Freeport Minerals Corporation	Baa2[8]	3.2%	4.7
DigitalGlobe, Inc.	B	3.1%	7.8
RH	IG10[7]	2.9%	8.0
Wyndham Hotel Group, LLC	BB-	2.9%	7.0
American Express Travel Related Services Company, Inc.	A2[8]	2.5%	4.8
Total/Weighted Average		36.9%	9.0

Tenant Profile	Statistics
Number of Tenants	78
Average Square Footage Leased per Tenant	263,383
Average Annual Base Rent PSF – Office	$17.85
Average Annual Base Rent PSF – Industrial	$5.24

Rent Growth	% of ABR[1]	Wtd. Avg. Annual Growth Rate
Annually	86.3%	2.2%
Every 5 Years	9.0	1.2
Other Frequencies	3.3	2.5
No Escalations	1.4	—
Portfolio Total/Weighted Average	100%	2.0%

Note: All information is provided solely with respect to the Company’s wholly owned properties.

ENDNOTES:
1.
Based on annualized base rents (“ABR”), which we define as the contractual base rent before abatements as of August 26, 2022, unless otherwise specified, multiplied by 12 months. For properties in our portfolio that had rent abatements as of August 26, 2022, we used the monthly contractual base rent payable following expiration of the abatement. For our gross and modified gross leases, we deduct base year operating expenses to arrive at ABR.

2.	Excludes leases signed but not yet commenced.
3.	Investment grade designations are those of either tenants, guarantors and/or non-guarantor parents with investment grade ratings or what management believes are generally equivalent ratings.
4.
Weighted average credit rating of are those tenants, guarantors and/or non-guarantor parents that are rated by a third party and using what management believes are generally equivalent ratings. Management can provide no assurance that its assessment of the comparability of the ratings methodology and scale of its third party rating organizations is indicative of the weighted average credit rating that a single ratings agency would determine in the event that it rated each tenant in our portfolio. Additionally, certain of the tenants in our portfolio and included in our weighted average credit rating are rated only by third parties that are not classified as Nationally Recognized Statistical Rating Organizations (“NRSRO”) approved by the U.S. Securities and Exchange Commission and such third parties may use methodologies that are different and less rigorous those applied by NRSROs.

5.
Weighted average annual rental increase is based on contractual rent increases in the remaining term of each lease, and excludes leases with remaining lease term of 12 months or less as of August 26, 2022.

6.	Represents S&P ratings, at http://www.spgglobal.com, of tenants, guarantors or non-guarantor parent entities, unless otherwise noted as of August 26, 2022.
7.	Represents a rating issued by Bloomberg services.
8.	Represents a rating issued by Moody’s at http://www.moodys.com.
9.	Consolidated debt is as of August 26, 2022. Cash and total real estate are as of June 30, 2022.

1520 E. Grand Ave, El Segundo, CA 90245 310.606.3200 | grtreit.com

Important Risk Disclosures

This fact sheet contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward- looking statements by discussions of strategy, plans or intentions. The forward-looking statements contained in this fact sheet reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: general economic and financial conditions; market volatility; inflation; any potential recession or threat of recession; interest rates; the impact of the COVID-19 pandemic and resulting economic disruption on the markets in which we operate and on work-from-home trends, occupancy, rent deferrals and the financial condition of the Company’s tenants; whether any easing of the pandemic or other factors will impact the attractiveness of industrial and/or office assets; whether we will be successful in renewing leases as they expire; future financial and operating results, plans, objectives, expectations and intentions; expected sources of financing and the availability and attractiveness of the terms of any such financing; anticipated asset dispositions, the availability of suitable disposition opportunities; legislative and regulatory changes that could adversely affect our business; whether we will continue to publish our net asset value on an annual basis, more frequently or at all; our future capital expenditures, operating expenses, net income, operating income, cash flow and developments and trends of the real estate industry and other factors, including those risks disclosed in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s most recent Annual Report on Form 10-K and Part I, Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A. “Risk Factors” of the Company’s Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. The Company cautions investors not to place undue reliance on these forward-looking statements and urge you to carefully review the disclosures it makes concerning risks. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this press release. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.